Exhibit 10.5

CONSTRUCTION LOAN AGREEMENT

between

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

(“Lender”)

and

GGT TRG GRAND LAKES TX, LLC

(“Borrower”)

Dated as of December 20, 2012

AURA GRAND CORNER

Katy, Texas

Construction Loan Agreement	-i-

4.19	Reserved.	28
4.20	Cash Collateral.	28
4.21	Single Purpose Entity.	28
4.22	Management Agreement.	28
4.23	“As Built” Plans and Specifications.	28
4.24	Affidavit of Bills Paid.	28

SECTION V NEGATIVE COVENANTS		29

5.1	No Changes.	29
5.2	OFAC.	30

SECTION VI EVENTS OF DEFAULT AND REMEDIES		30

6.1	Events of Default.	30
6.2	Remedies.	30
6.3	Discretionary Credit and Credit Payable On Demand.	31
6.4	Completion of the Improvements.	31

SECTION VII ASSIGNMENTS		31

7.1	Assignment of Construction Contract.	31
7.2	Assignment of Plans.	32

SECTION VIII LENDER’S DISCLAIMERS - BORROWER’S INDEMNITIES		33
8.1	No Obligation by Lender to Construct.	33
8.2	No Obligation by Lender to Operate.	33
8.3	Borrowers Indemnity.	34
8.4	No Agency.	35

SECTION IX MISCELLANEOUS		35
9.1	Taxes and Fees.	35
9.2	Governing Law; Venue; Service of Process.	35
9.3	Inspections of Mortgaged Property; Fees.	36
9.4	Costs and Expenses.	36
9.5	Notices.	36
9.6	Further Action.	36
9.7	Successors and Assigns; Participation.	36
9.8	Indulgence.	36
9.9	Amendment and Waiver.	37
9.10	Severability.	37
9.11	Headings and Construction of Terms.	37
9.12	Independence of Covenants.	37
9.13	Reliance on and Survival of Various Provisions.	37
9.14	Effective On Execution.	37
9.15	Time of Essence.	37
9.16	No Third Party Beneficiaries.	37
9.17	Standard of Conduct of Lender.	38
9.18	No Partnership.	38

Construction Loan Agreement	-ii-

9.19	Conflicts.	38
9.20	Permitted Successors and Assigns; Disclosure of Information.	38
9.21	Exhibits and Schedules.	39
9.22	Waiver of Jury Trial.	39
9.23	Oral Agreements Ineffective.	39
9.24	Counterparts.	39
9.25	USA Patriot Act Notice.	39

Construction Loan Agreement	-iii-

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made and delivered effective as of the 20th day of December, 2012, by and between GGT TRG GRAND LAKES TX, LLC, a Delaware limited liability company (“Borrower”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

The following provisions are true and correct, are a part of this Agreement, and form the basis for this Agreement:

A. Borrower desires to obtain certain credit facilities from the Lender, and the Lender is willing to provide those credit facilities to and in favor of Borrower.

B. Those credit facilities are subject to the terms and conditions set forth in this Agreement and in every other Loan Document.

NOW, THEREFORE, in consideration of the premises and the mutual promises in this Agreement, Borrower and Lender agree as follows:

SECTION I

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“Accounts” has the meaning set forth in the UCC.

“Advance” means a disbursement by Lender of any of the proceeds of the Loan, any insurance proceeds, or Borrower’s Deposit by any method, including, without limitation, journal entry, deposit to Borrower’s account, check to third party or otherwise.

“Advance Request” means a completed, signed Advance Request on the form set forth on Exhibit F.

“Affidavit of Commencement” means an affidavit in form and substance as set forth on Exhibit D.

“Affidavit of Completion” means an affidavit in form and substance as set forth on Exhibit E.

“Affiliate” means when used with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Construction Loan Agreement, together with all exhibits and schedules, as it may from time to time be amended, supplemented, or restated.

Construction Loan Agreement	Page 1

“Allocations” means the line items set forth in the Budget for which Advances of Loan proceeds may be made.

“Appraised Value” means the appraised value of the Mortgaged Property as determined by an independent appraiser with such appraised value to be reasonably approved by Lender.

“Architect” means Womack + Hampton Architects, L.L.C., and any other architect engaged by Borrower in connection with the Improvements.

“Architectural Barrier Laws” means all architectural barrier laws including, without limitation, the Americans with Disabilities Act of 1990, P.L. 101-336, and the Architectural Barriers Act, Texas Government Code § 469.001, et seq., as they may from time to time be amended.

“Borrower’s Deposit” means the cash amounts that Lender deems necessary for Borrower to deposit pursuant to the provisions of Section 2.2(p) of this Agreement.

“Borrower’s Equity” means $10,334,091.00 which is the difference between (x) the amount shown in the Budget on the line item designated “Total Cost”, and (y) the Loan Amount. The full amount of the Borrower’s Equity shall be contributed by Borrower to the Construction Costs before any Advance by Lender under this Agreement (other than a nominal Advance in the amount of $1,000.00 to be made on the date hereof).

“Budget” means a schedule in the form of Exhibit C prepared by Borrower, that reflects an estimate of the cost of each item of work or material required to construct the Improvements substantially in accordance with the Plans, together with estimates of all other costs and expenses, including, without limitation, interest and professional fees, as line items in the Budget may be reallocated, or the Budget otherwise modified, in accordance with the terms of this Agreement.

“Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed.

“Charges” means all fees, charges, and other things of value, if any, contracted for, charged, received, taken, or reserved by Lender in connection with the transactions relating to the Note and the Loan Documents that are treated as interest under applicable law.

“Commencement Date” means the date after the Deed of Trust is filed for recordation in the appropriate records of the county where the Land is located and Borrower commences construction of the Improvements, which shall be on or before February 1, 2013, subject to Excusable Delays.

“Commitment Fee” means the sum of $161,025.00 to be paid by Borrower to Lender pursuant to Section 2.2(i)(v) of this Agreement.

“Completion” means the full and complete performance of all work (including all punch list items) required to fully construct and equip the Improvements substantially in accordance with this Agreement, the Plans, and all Legal Requirements.

“Completion Date” means the date which is twenty (20) months after the Commencement Date, subject to Excusable Delays.

“Construction Contract” means the construction contract between Borrower and Contractor and any and all other written or oral contracts and agreements (as each may from time to time be amended,

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supplemented, or restated) between Borrower and any other party, in any way relating to the development and construction of the Improvements on the Land or the supplying of material (specially fabricated or otherwise), labor, supplies, or other services therefor.

“Construction Costs” means all (a) land acquisition costs; (b) costs of labor and materials; (c) architectural, engineering, interior and landscape design, legal, consulting, and other related fees; (d) taxes on land and improvements; (e) bond and insurance costs; and (f) commitment fees, interest, and other financing charges, and (g) other costs and expenses to construct the Improvements, all as set forth in the Budget.

“Contractor” means Trinsic Residential Builders LLC, a Delaware limited liability company, and any other “original contractor” (as defined in Section 53.001 of the Texas Property Code) with whom Borrower contracts for the development, construction, and Completion of all or part of the Improvements.

“Contracts” has the meaning set forth in the Deed of Trust.

“Cost Savings” means either (i) the completion of any line item in the Budget without the expenditure of all amounts allocated to such line item in the Budget, or (ii) demonstration by Borrower to Lender’s reasonable satisfaction that a cost savings has been realized with respect to any uncompleted line item in the Budget, subject to the provisions of this Agreement.

“Days” means, unless otherwise provided, calendar days.

“Debtor Relief Laws” means Title 11 of the United States Code, as it may from time to time be amended, or any other applicable law, domestic or foreign, as amended, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, or composition, extension, or adjustment of debts, or similar laws affecting the rights of creditors.

“Deed of Trust” means the Deed of Trust entered into on or about the date of this Agreement pursuant to which Borrower grants a first and prior deed of trust lien to the Lender covering the Mortgaged Property to secure the Loan, as same may be amended, supplemented, or restated.

“Default Rate” means at any time of determination with respect to the applicable portion of the Indebtedness, a per annum rate of interest equal to the sum of the Prime Rate (as defined in the Note) that would apply to that portion of the Indebtedness if the Default Rate was not then in effect, plus four percent (4%).

“Design Professional” means each engineer, architect, landscape designer, or other person or entity with whom Borrower contracts for the providing of planning, design, engineering, or other similar services relating to the Improvements.

“Developer” means Trinsic Residential Group LP, a Delaware limited partnership.

“Development Agreement” means the Development Agreement dated as of the date hereof between Developer and Borrower.

“Disbursement Date” means the date on which Lender makes an Advance under this Agreement.

“Documents” has the meaning set forth in the UCC.

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“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement executed by Borrower on or about the date of this Agreement.

“Environmental Law” has the meaning set forth in the Environmental Indemnity Agreement.

“Equipment” has the meaning set forth in the UCC together with all of the following to the extent same are not included within that definition: all machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory) including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of those types of property that are leased and all rights and interests under those leases to the extent such lease does not prohibit or require a consent to the creation of a Lien in favor of the Lender (including, without limitation, options to purchase) together with all present and future additions, accessions, replacements, components, and auxiliary parts and supplies used in connection therewith, and all substitutes for any of the above, and all manuals, drawings, instructions, warranties, and other rights wherever any of the above are located whether they are now owned or later acquired by Borrower and if any other Loan Party grants or purports to grant a Lien on any of the foregoing as security for any portion of the Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., as amended, and all successor statutes.

“Event of Default” has the meaning set forth in Section 6.1 of this Agreement.

“Excusable Delays” means a delay, not to exceed a total of one hundred twenty (120) days, caused by unusually adverse weather conditions, fire, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of Borrower (except financial circumstances or events or matters which may be resolved by the payment of money); provided, however, no Excusable Delay shall suspend or abate any obligation of Borrower or Guarantor or any other Person to pay any money or comply with Section 2.2(p).

“Extension Option” and “Extension Options” are defined in Section 2.3.

“Financing Statements” means the financing statement or financing statements (on Standard Form UCC-1 or otherwise) utilized in connection with the Loan Documents.

“First Extended Maturity Date” is defined in Section 2.3(a).

“First Extension” is defined in Section 2.3(a).

“Fixtures” has the meaning set forth in the UCC.

“GAAP” is defined in the Deed of Trust.

“Governmental Authority” means the United States, each state, each county, each city, and each other political subdivision in which all or any portion of the Mortgaged Property is located, and each other political subdivision, agency, or instrumentality exercising jurisdiction over Lender, any Loan Party, or any Mortgaged Property.

“Guarantor” means Akard Street TCB Guaranty Company, L.L.C., a Delaware limited liability company.

Construction Loan Agreement	Page 4

“Guaranty” means the Guaranty Agreement (Debt Under Construction Loan Agreement) dated as of the date hereof, made by Guarantor for the benefit of Beneficiary, as such agreement may from time to time be amended, supplemented, or restated.

“Hard Costs” means all Construction Costs, other than the Soft Costs and land acquisition costs shown in the Budget.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules and annexes, a “Master Agreement”) and (c) any and all Master Agreements and any and all related confirmations.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement permitted under Section 5.21 of the Deed of Trust, is Lender or an Affiliate of Lender, in its capacity as a party to such Hedge Agreement.

“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and settlement amounts, early termination amounts or termination value(s) determined in accordance therewith, such settlement amounts, early termination amounts or termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more commercially reasonable mid-market or other readily available quotations provided by any dealer which is a party to such Hedge Agreement or any other recognized dealer in such Hedge Agreements (which may include Lender or any Affiliate of Lender).

“Improvements” means that certain 291 Unit Class A multi-family project, and related amenities, all as more particularly described in the Plans.

“Indebtedness” means (i) the principal of, interest on, or other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; (iii) net Hedge Obligations of Borrower, valued at the Hedge Termination Value thereof; and (iv) all Hedge Obligations of Borrower under any Secured Hedge Agreements.

“Independent Consultant” means any architectural or engineering firm or other Person retained by Lender at Borrower’s expense for the purpose of: approving the Plans and each Construction Contract; verifying the Budget; and performing inspections as construction progresses to verify that the Improvements are constructed to Completion, substantially in accordance with the Plans.

Construction Loan Agreement	Page 5

“Initial Advance” means the first Advance of Loan proceeds made under this Agreement, to be made subject to the terms and conditions set forth in Sections 2.2(i), 2.2(j), and, if applicable, Section 2.2(l) of this Agreement.

“Initial Maturity Date” means December 20, 2015.

“Instruments” has the meaning set forth in the UCC.

“Inventory” has the meaning set forth in the UCC.

“Land” means all of the real property or interest therein described in Exhibit A.

“Leases” means all leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral) that grant to third parties a possessory interest in or the right to use or occupy any part of the Mortgaged Property, together with all security and other related deposits or payments made in connection therewith.

“Legal Requirements” means (a) any and all present and future judicial decisions, statutes (including Architectural Barrier Laws and Environmental Laws), rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower, Guarantor, or the Mortgaged Property, including, without limitation, the ownership, use, occupancy, possession, construction, operation, maintenance, alteration, repair, or reconstruction thereof; (b) any and all covenants, conditions, and restrictions contained in any deeds, conveyance documents, or any other instruments that relate or are applicable to the Mortgaged Property or the ownership, use, or occupancy of the Mortgaged Property; (c) Borrower’s or Guarantor’s presently or subsequently effective bylaws and articles of incorporation, operating agreement, and articles of organization or partnership, limited partnership, joint venture, trust, or other form of business association agreement; (d) any and all Leases; (e) any and all Contracts; and (f) any and all leases, other than those described in (d) above, and other contracts (written or oral), other than those described in (e) above, that relate to the Mortgaged Property and to which Borrower or Guarantor may be bound, including, without limitation, any lease or contract pursuant to which Borrower is granted a possessory interest in the Land, the Improvements, or both.

“Lien” means any valid and enforceable interest in any property securing an indebtedness, obligation, or liability owed to or claimed by any Person other than the owner of that property, whether that indebtedness is based on the common law, statute, or contract, including, without limitation, liens created by or pursuant to a security interest, pledge, mortgage, deed of trust, assignment, conditional sale, trust receipt, lease, consignment, or bailment for security purposes.

“Loan” means the Indebtedness evidenced by the Note pursuant to this Agreement.

“Loan Amount” means the lowest of (i) TWENTY-ONE MILLION FOUR HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($21,470,000.00), (ii) sixty-seven and one-half percent (67.5%) of the Construction Costs, or (iii) sixty-seven and one-half percent (67.5%) of the Appraised Value on an “as-stabilized” basis.

“Loan Documents” means collectively, this Agreement, the Note, the Deed of Trust, the Environmental Indemnity Agreement, the Financing Statements, the Secured Hedge Agreement, if any, the Guaranty, if any, and all other documents now or hereafter executed by Borrower, Guarantor, or any other Person or party in connection with the Loan, the payment of the Indebtedness, or the performance of the Obligations under this Agreement.

Construction Loan Agreement	Page 6

“Loan Party” means Borrower and Guarantor and each legal entity (other than natural persons) executing the Loan Documents on behalf of Borrower and Guarantor.

“Management Agreement” means that certain Property Management Agreement to be entered into by and between Borrower and Property Manager no later than 90 days prior to substantial completion of the Improvements, as the same may be amended or replaced in accordance with the terms hereof.

“Manager’s Consent” means a Consent and Subordination of Management Agreement in substantially the form attached hereto as Exhibit G.

“Material Adverse Event” has the meaning set forth in the Deed of Trust.

“Maturity Date” means the Initial Maturity Date, provided, if Borrower timely satisfies the conditions to extend the term of the Loan pursuant to Section 2.3, then the Maturity Date shall be extended to the First Extended Maturity Date and, if applicable, the Second Extended Maturity Date.

“Maximum Rate” means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Mortgaged Property” means the Land, Improvements, and all other property, assets, and rights in which a Lien or other encumbrance in favor of or for the benefit of Lender is or has been granted or arises or has arisen, or may hereafter be granted or arise under, or in connection with, any Loan Document.

“Net Operating Income” means, for any period of time, the actual (cash) rents and other income received by Borrower from the Mortgaged Property (but excluding any extraordinary, non-recurring income such as insurance proceeds) for such period of time before taxes, less the greater of actual operating expenses (including taxes and insurance) for the Mortgaged Property or $6,000 per unit, including, without duplication in each case, a pro ration of property taxes and insurance for the Mortgaged Property on a stabilized basis and a replacement reserve of $200 per unit per year. For purposes of determining property tax expense with respect to the satisfaction of any of the conditions precedent for the Extension Options, such expense shall be based upon the estimated property tax expense of the Mortgaged Property on a stabilized basis.

“Note” means the promissory note, executed on or about the date of this Agreement by Borrower in the principal sum of the Loan Amount, payable to the order of Lender, evidencing the Loan, as it may from time to time be amended, supplemented, restated, renewed, extended, or increased.

“Note Rate” means with respect to the Indebtedness from time to time outstanding under the Note the rate or rates provided in the Note as the Note Rate.

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“Obligations” means any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor, or any Loan Party to Lender or others in the Loan Documents.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended.

“Permitted Exceptions” has the meaning set forth in the Deed of Trust.

“Person” means any individual, corporation, partnership (general or limited), joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency, or other entity.

“Plans” means the plans and specifications for the development of the Land and construction of the Improvements, prepared by Borrower, the Architect, or the Design Professional and approved (a) by Lender as required in this Agreement, and (b) by all applicable Governmental Authorities, prior to the date hereof, as they may be amended or modified as permitted hereunder.

“Projected Debt Service Payments” means for any period of time the principal plus interest (based upon a monthly amortization schedule) based upon fully amortizing the then current principal balance of the Note over a 30-year amortization period using the greatest of (i) the Note Rate, (ii) the then current 10-year U.S. Treasury Note Rate plus 2.75%, or (iii) six and one-half percent (6.5%).

“Property Manager” means Alliance Communities, LLC, an Arizona limited liability company, or any other property manager acceptable to Lender in its reasonable discretion, and any successor property manager appointed in accordance with the terms and conditions hereof.

“Recognized Accounting Principles” is defined in the Deed of Trust.

“Request for Advance” means a written request or authorization for an Advance that shall be in the form of Exhibit F, or in another form acceptable to Lender.

“Second Extended Maturity Date” is defined in Section 2.3(b).

“Second Extension” is defined in Section 2.3(b).

“Secured Hedge Agreement” means any Hedge Agreement required under Section 4.18 of this Agreement or permitted under Section 5.21 of the Deed of Trust entered into by and between Borrower and any Hedge Bank.

“Secured Parties” means the collective reference to Lender and each Hedge Bank.

“Security Agreement” means all security agreements, whether contained in the Deed of Trust, a separate security agreement, or otherwise creating a security interest in all personal property and fixtures of Borrower (including replacements, substitutions, and after-acquired property) located or to be located on the Land or in or on the Improvements, or used or intended to be used in the operation of the Land or Improvements, to secure the Indebtedness and the Obligations.

“Security Documents” means the Deed of Trust, each and every Security Agreement, pledge agreement, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment of the Indebtedness or performance of the Obligations or any portion thereof.

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“Soft Costs” means all architectural, engineering, interior design, landscape design, legal fees, consulting fees, other related fees, taxes on the Land and the Improvements, bond costs, insurance costs, the Commitment Fee, interest, and other financing charges, all as set forth in the Budget.

“Special Account” means an account established by Borrower with Lender (in which Borrower shall at all times maintain a minimum balance of $1,000.00) in which all Advances made directly to Borrower shall be deposited.

“Subsidiary” means, as to any particular parent entity any corporation, partnership (general or limited), limited liability company, or other entity (whether now existing or hereafter organized) in which fifty percent (50%) or more of the outstanding equity ownership interests having voting rights as of any applicable date of determination are owned directly or indirectly by that parent entity.

“Survey” means a survey of the Land and Improvements, if any, satisfying the requirements set forth on Exhibit B.

“Title Company” means the Title Company (and its issuing agent, if applicable) acceptable to Lender, in its sole and absolute discretion, that is issuing the Title Policy.

“Title Policy” means a loan policy of title insurance in a form acceptable to Lender, in its sole and absolute discretion, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if required by Lender, in the maximum amount of the Loan Amount insuring that the Deed of Trust constitutes a valid first and prior lien covering the Land and Improvements, subject only to those exceptions that Lender may approve in writing and containing those available endorsements that Lender may require.

“UCC” means the Uniform Commercial Code as adopted and in effect in the State in which the Mortgaged Property is located, as it may from time to time be amended, supplemented, or restated.

1.2 Additional Definitions; Other Interpretive Provisions. All capitalized terms not otherwise defined in this Agreement shall have the same meaning given to those terms in the Deed of Trust. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (d) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to

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time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3 ERISA Provisions. If, after the date hereof, there shall occur, with respect to ERISA, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, then either Borrower or Lender may request a modification to this Agreement solely to preserve the original intent of this Agreement with respect to the provisions hereof applicable to ERISA, and the parties to this Agreement shall negotiate in good faith to complete such modification.

SECTION II

TERMS, CONDITIONS AND PROCEDURES FOR BORROWING

2.1 The Loan.

(a) Agreement to Lend. Lender agrees to lend up to, but not in excess of, the Loan Amount to Borrower, and Borrower agrees to borrow up to that amount from Lender, subject to the terms and provisions of this Agreement. The amounts borrowed by Borrower under this Agreement shall be evidenced by and payable in accordance with the Note. No principal amount of the Loan which is repaid may be re-borrowed. Borrower’s liability for payment of interest on the Loan is limited to and calculated with respect to Loan proceeds actually disbursed pursuant to the terms of this Agreement and the Note from and after the Disbursement Date. Lender may, in Lender’s discretion, disburse Loan proceeds by journal entry to pay interest and financing costs. During the existence of an Event of Default, or at the request of Borrower, Lender may disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement. Loan proceeds disbursed by Lender pursuant to the previous two sentences shall constitute Advances to Borrower.

(b) Advances. The purposes for which Loan proceeds are allocated and the respective amounts of those Allocations are set forth in the Budget. Advances shall be made not more frequently than monthly during the term of the Loan, unless expressly approved by Lender.

(c) Construction Costs. The Advances shall be disbursed only for the purposes set forth in the Budget and only for payment of the Construction Costs set forth in the Budget. Lender shall not be obligated to make an Advance for any Construction Cost set forth in the Budget if, after disbursement of that Advance, the sum of Advances made for Construction Costs would exceed the total of the Construction Costs set forth in the Budget.

(d) Limitation on Advances. If the Loan proceeds disbursed by Lender pursuant to the Budget are insufficient to pay all costs required for the acquisition, development, construction, and Completion of the Improvements, Borrower shall pay those excess costs with funds derived from sources other than the Loan. Under no circumstances shall Lender be required to make any Advance of Loan proceeds if the sum of all Advances of Loan proceeds made would thereby exceed the Loan Amount.

(e) Reallocations. Borrower may reallocate Cost Savings from one line item to another line item in the Budget; provided that Borrower shall (i) not allocate Cost Savings to the

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“Development Fee” or “General Contractor’s Fees” line items in the Budget; (ii) not decrease or reallocate the “Construction and Land Loan Interest” line item or otherwise reallocate cost savings, in each case realized as a result of any Secured Hedge Agreement; (iii) not reallocate any line item that would affect the “Construction and Land Loan Interest” line item until Borrower shall have achieved a ratio of Net Operating Income to the actual debt service payments on the Note of at least 1.0 to 1.0, without the prior written consent of Lender; and (iv) submit to Lender a new Budget setting forth the original Budget and all amendments.

(f) Contingency Allocations.

(1) That certain line item amount allocated in the Budget for “Project Contingency” in the original amount of $184,414 may be reallocated by Borrower to any other line item in the Budget (other than to the Development Fee and General Contractor’s Fee line items) without Lender’s prior consent until the unallocated amount remaining in the “Project Contingency” line items is $25,000 at which time any further allocation out of the “Project Contingency” line item will be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld, provided that the foregoing consent shall not be required after Completion.

(2) Lender shall advance those portions of the Loan shown on the Budget as “Hard Costs Contingency” on a pro rata basis over the construction period according to the following percentages of the Improvements which have been completed (only if shown as expended with all supporting documentation and information and as shown in the report of the Inspecting Architect submitted in connection with such advance) at the time of any such advance: (i) 25% may be advanced at any time, (ii) 50% may be advanced when the Improvements are over 25% complete, (iii) 75% may be advanced when the Improvements are over 50% complete, and (iv) the remaining portion may be advanced when the Improvements are over 75% complete.

(g) Advances of Development Fee and General Contractor’s Fee. Advances of the Loan allocable to the “Development Fee” and the “General Contractor’s Fee” line items of the Budget shall be funded, subject to the other conditions precedent set forth in this Agreement, as follows:

(1) The Development Fee shall be advanced as follows (A) twenty-five percent (25%) on the date of the Initial Advance, (B) sixty-five percent (65%) paid in eighteen (18) equal monthly installments commencing on the first day of the calendar month following the Commencement Date, and (C) ten percent (10%) upon Completion.

(2) The “General Contractor’s Fee” shall be advanced by Lender to Borrower, on a monthly basis, on a “percentage of completion” basis as reasonably determined by the Independent Consultant.

(h) Withholding on Advances. Lender may (A) withhold from an Advance or, on account of subsequently discovered evidence, or (B) withhold from a later Advance under this Agreement, as may be necessary to protect the Lender from loss on account of Liens (other than Permitted Exceptions) filed or reasonable evidence indicating probable filing of Liens (other than

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Permitted Exceptions) against the Mortgaged Property. When all deficiencies have been cured (or lien waivers, bonding, or reasonable proof of no probable filing have been provided to Lender), Advances of the amount withheld may be made upon satisfaction of all conditions precedent to those Advances set forth in this Agreement.

(i) Repayment of and Interest on Loan. The Indebtedness outstanding under and evidenced by the Note shall bear interest at a rate per annum equal to the Note Rate until the occurrence of an Event of Default and during the continuation thereof at the Default Rate and shall otherwise be repaid in accordance with the terms of the Note.

2.2 Advances, Payments, Recoveries and Collections, Books and Records.

(a) Advance Procedure. Except as provided below, Borrower may request an Advance by submitting to Lender a Request for Advance signed by an authorized representative of Borrower (appointed by the managing member of the sole member of Borrower), subject to the following:

(i) each Request for Advance shall include, without limitation, the proposed amount of that Advance and the proposed Disbursement Date, which Disbursement Date must be a Business Day and must be at least ten (10) days after the date of delivery to Lender of the Request for Advance;

(ii) a Request for Advance, once communicated to Lender, shall not be revocable by Borrower;

(iii) each Request for Advance, once communicated to Lender, shall constitute a representation, warranty, and certification by Borrower as of the date of that Request for Advance that:

(A) both before and after the making of that Advance, all of the Loan Documents are valid, binding, and enforceable against each Loan Party, as applicable;

(B) all terms and conditions precedent to the making of that Advance are satisfied, and shall remain satisfied through the date of that Advance;

(C) the making of that Advance shall not cause the aggregate principal amount of all Advances under the Note to exceed the original principal amount of the Note;

(D) no Event of Default has occurred and is in existence, and the making of the Advance shall not result in an Event of Default;

(E) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and, to Borrower’s knowledge, will be true and correct in all material respects as of the making of that Advance; and

(F) the Advance does not violate the terms or conditions of any contract, indenture, agreement, or other borrowing of any Loan Party.

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Lender shall not be obligated to make any Advance under this Agreement more than once in any 30-day period. Except as set forth in this Agreement, all Advances are to be made by direct deposit into the Special Account.

(b) Time and Place of Advances. All Advances are to be made at the office of Lender or at any other place that Lender may designate. Lender must receive each Request for Advance in proper form not less than ten (10) days before the date requested for the making of any such Advance.

(c) Lender’s Books and Records. The amount and date of each Advance under this Agreement, the amount from time to time outstanding under the Note, the Note Rate with respect to the Loan, and the amount and date of any repayment under this Agreement or under the Note shall be noted on Lender’s books and records, which, absent manifest error, shall be conclusive evidence of each such Advance; provided, however, that any failure by Lender to make that notation or any error in that notation, shall not relieve Borrower of its obligation to pay to Lender all amounts owed to Lender when due under the terms of the Loan Documents.

(d) Payments on Non-Business Day. If any payment of any principal, interest, fees, or any other amounts payable by Borrower under any Loan Document is due on any day that is not a Business Day, the due date shall be extended to the next succeeding Business Day, and, if applicable, interest shall continue to accrue and be payable at the Note Rate during the extension.

(e) Payment Procedures. Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Lender or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid directly to Lender in immediately available United States funds, and without setoff, deduction, or counterclaim at the office of Lender identified on the signature page of this Agreement, or at any other office of Lender that Lender may designate in writing to Borrower. During the existence of an Event of Default, Lender may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit) of Borrower maintained with Lender for all or any part of any Indebtedness then due and payable; provided, however, that such authorization shall not affect Borrower’s obligation to pay all Indebtedness, when due, whether or not those account balances maintained by Borrower with Lender are sufficient to pay any amounts then due.

(f) Maximum Interest. It is the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under applicable Texas law) governing the maximum non-usurious rate or non-usurious amount of interest payable on the Note. If the applicable Texas law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any other Loan Documents, or any other communication or writing by or between Borrower and Lender related to the Indebtedness or to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged, taken, reserved, or received by reason of Lender’s exercise of the option to accelerate the maturity of the Note; or (iii) Borrower has paid or Lender has received by reason of any voluntary prepayment by Borrower of the Note, then it is Borrower’s and Lender’s intent that all amounts charged in

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excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate that have been collected by Lender shall be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower), and that the provisions of the Note and the other Loan Documents immediately be deemed reformed to reduce the amounts thereafter collectible under the Note and other Loan Documents, without the necessity of the execution of any new document, to comply with the applicable law, but to permit the recovery of the fullest amount otherwise called for; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower. As a condition precedent to any claim seeking usury penalties against Lender, Borrower agrees that it shall provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note. All sums contracted for, charged, taken, reserved, or received by Lender for the use, forbearance, or detention of any debt evidenced by the Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note (including all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note does not exceed the Maximum Rate from time to time in effect and applicable to the Note for so long as debt is outstanding. The provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the Note. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any such Note and/or any other portion of the Indebtedness, Lender shall utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender shall rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

(g) Receipt of Payments by Lender. Whether or not Lender has authorized payment by mail or in any other manner, any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Lender only on actual receipt thereof by Lender at the address designated for that payment, and that payment shall not be deemed to have been made in a timely manner unless actually received by Lender in good funds on or before the date due for that payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or any other manner. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only; any failure to pay the entire amount within five (5) days of when due shall constitute an Event of Default under this

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Agreement. Lender shall be entitled to exercise any and all rights and remedies available under any Loan Document or otherwise available at law or in equity upon the occurrence and during the continuance of any Event of Default. Except during the occurrence of an Event of Default, Borrower shall have the right to direct the application of any and all payments made to Lender under this Agreement to the Indebtedness evidenced by the Note. Borrower waives the right to direct the application of any and all payments received by Lender under this Agreement at any time after the occurrence and during the continuance of an Event of Default. Borrower further agrees that after the occurrence and during the continuance of any Event of Default (or prior to the occurrence of any Event of Default if Borrower has failed to direct that application), Lender may apply and reapply any and all payments received by Lender at any time against the Indebtedness in the order and the manner as Lender may, in its sole discretion, deem advisable, notwithstanding any entry by Lender on any of its books and records, including, without limitation, those payments that are voluntary payments, proceeds from any Mortgaged Property, offsets, or otherwise. If Lender receives any payment or benefit of or otherwise upon any of the Indebtedness and any part of that payment or benefit is subsequently invalidated, set aside, declared fraudulent or preferential, or required to be repaid to a trustee, receiver, or any other Person under Debtor Relief Laws, state or federal laws, common law, equitable causes or otherwise, then, the Indebtedness, or part thereof, intended to be satisfied by that payment or benefit shall be revived and continued in full force and effect as if that payment or benefit had not been made or received by Lender, and, further, the repayment by Lender shall be added to and be deemed to be additional Indebtedness.

(h) Security. Payment and performance of the Indebtedness shall be secured by Liens on all of the assets and properties of Borrower and shall be guaranteed by the Guaranty.

(i) Conditions Precedent to the Initial Advance. The obligation of the Lender to make the Initial Advance pursuant to this Agreement is subject to the satisfaction of all of the conditions precedent set forth in this Section 2.2(i). If any condition precedent is not satisfied (other than as set forth in Section (i)(iv)(J)) but Lender nevertheless elects to make the Initial Advance, then that election shall not constitute a waiver of that condition and the condition shall be satisfied before any subsequent Advance. The conditions precedent to the Initial Advance are:

(i) All of the Loan Documents shall be in full force and effect, binding, and enforceable obligations of Borrower and of each other Person who may be a party thereto or bound thereby.

(ii) All actions, proceedings, instruments, and documents required to carry out the borrowings and transactions contemplated by this Agreement or under any Loan Document incidental thereto, and all other related legal matters, are satisfactory to and are approved by legal counsel for Lender, and that counsel has been furnished with certified copies of actions and proceedings and those other instruments and documents as they have requested.

(iii) Each Loan Party has performed and complied with all applicable agreements and conditions contained in the Loan Documents and that are then in effect.

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(iv) Borrower has delivered, done, or caused to be delivered or done, to Lender’s full and complete satisfaction, each of the following:

(A) this Agreement (together with all addenda, schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant to this Agreement), the Note, the Deed of Trust, the Guaranty and all other Loan Documents duly executed, acknowledged (as provided), and delivered by Borrower and any Person who is a party thereto when and as required by Lender;

(B) a consent of architect to the assignment of the Plans to Lender and the consent of Contractors to the assignment of the Construction Contract to Lender, all in form and content satisfactory to Lender;

(C)(1) copies of resolutions of the partners, members or managers (as applicable) of each Loan Party, evidencing approval of the borrowing under this Agreement and the transactions contemplated by the Loan Documents, and authorizing the execution, delivery, and performance by each Loan Party of each Loan Document to which it is a party or by which it is otherwise bound, which resolutions have been certified by a duly authorized officer, partner, or other representative (as applicable) of each Loan Party as of the date of this Agreement as being complete, accurate, and in full force and effect; (2) incumbency certifications of a duly authorized officer, partner, or other representative (as applicable) of each Loan Party, in each case identifying those individuals who are authorized to execute the Loan Documents for and on behalf of each Person, respectively, and to otherwise act on behalf of each Person; (3) certified copies of each Loan Party’s articles of incorporation, certificate of limited partnership or article of organization as applicable, (4) certified copies of each Loan Party’s partnership, operating agreement or bylaws, as applicable; and (5) certificates of existence, good standing, and authority to do business (as applicable) certified substantially contemporaneously with the date of this Agreement, from the state or other jurisdiction of each Person’s organization and from each state in which the Land is located.

(D) proof that appropriate security agreements, financing statements, mortgages, deeds of trust, collateral, and those additional documents or certificates required by Lender or required under the terms of any Loan Document, and those other documents or agreements of security and appropriate assurances of validity, perfection, and priority of lien that Lender may request have been executed and delivered by the appropriate Persons and recorded or filed in those jurisdictions and all other steps shall have been taken as necessary to perfect, subject only to Permitted Exceptions and the Liens granted thereby;

(E) an opinion of each Loan Party’s legal counsel, dated as of the date of this Agreement, and covering those matters that are required by Lender and that is otherwise satisfactory in form and substance to Lender and Lender’s Counsel;

(F) to the extent applicable as of the date of the Initial Advance with respect to the then current stage of construction, copies of each authorization, license, permit, consent, order, or approval of, or registration, declaration, or filing with any Governmental Authority or other Person obtained or made by Borrower or any other Person in connection with transactions contemplated by the Loan Documents that is material to the transactions contemplated under this Agreement or the Mortgaged Property, including, but not limited to, building permits;

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(G) UCC, tax lien, and judgment lien record searches, disclosing no notice of any Liens or encumbrances filed against any of the Mortgaged Property, other than the Permitted Exceptions and no tax liens or judgments against Borrower or any Loan Party;

(G) evidence of insurance coverage as required by this Agreement and the Deed of Trust;

(H) The Title Policy (or the Title Company’s unconditional commitment to issue the Title Policy on recordation of the Deed of Trust) and a Survey;

(I) Phase I environmental report (jointly addressed to Borrower and Lender or accompanied by a reliance letter addressed to Lender acceptable to Lender) covering the Land, in form and content and conducted and prepared by an environmental consultant acceptable to Lender. Borrower agrees that Lender may disclose the contents of the environmental report to Governmental Authorities as required by Applicable Law and Borrower shall use commercially reasonable efforts to deliver to Lender the written consent to the disclosure from the respective environmental consultant;

(J) an appraisal conducted and prepared by an appraiser acceptable to the Lender covering the Mortgaged Property commissioned by and addressed to Lender, in form and content acceptable to the Lender, in its sole discretion. The appraisal shall comply with all appraisal requirements of the Lender and any applicable Governmental Authority and shall reflect an Appraised Value for the Mortgaged Property on an “as stabilized” basis equal to or in excess of that specified by the Lender as a condition to making credit and other financial accommodations under this Agreement;

(K) evidence that none of the Land is located within any designated flood plain or special flood hazard area or, in lieu thereof, evidence that Borrower has applied for and received flood insurance covering the Improvements in an amount acceptable to the Lender;

(L) a full-size, single sheet copy of all recorded subdivision or plat maps of the Land approved (if required by Legal Requirements) by all applicable Governmental Authorities and legible copies of all instruments representing exceptions to the state of title to the Land;

(M) an original or a copy of each proposed Construction Contract;

(N) a copy of the Plans;

(O) evidence that all applicable zoning ordinances and restrictive covenants affecting the Land permit the intended use of the Improvements and have been or will be complied with in all respects;

(P) if requested by Lender, a soils and geological report issued by a laboratory approved by Lender in form and substance satisfactory to Lender covering the Land, including a summary of soils test borings;

(Q) a copy of the fully executed Development Agreement and a Developer’s Consent executed by the Developer; and

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(R) the minimum deposit described in Section 4.20 has been made.

(v) Lender has received payment of the Commitment Fee; and

(vi) Lender has received all of those other instruments, documents, and evidence (not inconsistent with the terms of this Agreement) that Lender may have reasonably requested in connection with the making of the Loan under this Agreement, and all instruments, documents, and evidence are satisfactory to Lender in form and substance.

(j) Condition to First Hard Cost Advance. Lender has no obligation to make the first Advance for the purpose of paying Hard Costs unless on or after the Commencement Date Borrower has furnished Lender an Affidavit of Commencement executed by Borrower and each Contractor, that: (i) has been sworn to before and acknowledged by a Notary Public for the State of Texas; and (ii) was recorded in the appropriate county real property records after recordation of the Deed of Trust and within 30 days after the Commencement Date.

(k) Conditions to Subsequent Advances. Lender has no obligation to make any Advance subsequent to the Initial Advance unless Lender has received the following:

(i) a down date endorsement to the Title Policy (or if an endorsement is not available, an abstractor’s certificate or other evidence from the Title Company) showing “nothing further” of record affecting the Land from the date of recording of the Deed of Trust, except for Permitted Exceptions;

(ii) after the location of the foundation for any building site on the Land has been established and staked (and before the foundation is poured), a certificate of Borrower’s architect or civil engineer stating that based on personal inspection the location of the Improvements (A) will be entirely within the boundary lines of the Land; (B) will not encroach on any set-back line, easement, or right-of-way; (C) will not violate any covenant, condition, or restriction affecting the Land, and (D) that no part of any Improvements will be in any flood hazard area (unless flood insurance has been procured to be effective as soon as the affected Improvements are eligible for flood insurance);

(iii) waivers signed and acknowledged (notarized) by each Contractor and subcontractor that has done work included within any prior Advance Request that the respective Contractor or subcontractor has been paid in full (except for required retainage) for and is waiving any mechanic’s and materialmen’s lien rights with respect to all work done at least 45 days before the current Advance Request;

(iv) an inspection report prepared by an Independent Consultant certifying that: (A) the amount of the Advance included in the Advance Request does not exceed the cost of the work completed, less prior Advances and required retainage; (B) the undisbursed Loan proceeds, together with other funds provided by Borrower, are sufficient to complete all of the Improvements; and (C) the Improvements have been constructed substantially in accordance with the Plans; and

(v) Guarantor has made the deposit in the Deposit Account required under Section 4.20.

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(l) Conditions to All Advances. In addition to any other terms and conditions set forth in this Agreement, including, without limitation, those set forth in Sections 2.2(i) and 2.2(j) of this Agreement, the obligation of Lender to make any Advance under this Agreement, including, without limitation, the Initial Advance under this Agreement, is further subject to the satisfaction of each of the following conditions precedent on or before the Disbursement Date for that Advance:

(i) all Loan Documents are in full force and effect and are binding and enforceable obligations of each Loan Party;

(ii) each of the representations and warranties of each Loan Party under any Loan Document is true and correct in all material respects;

(iii)(A) no Event of Default has occurred and is continuing; and (B) no provision of law, order of any Governmental Authority, or any regulation, rule, or interpretation thereof, has resulted in a Material Adverse Event with respect to the validity or enforceability of any Loan Document;

(iv) Borrower has delivered to Lender an Advance Request that complies with Section 2.2(a) of this Agreement, and all accompanying documents required by that Section;

(v) the Improvements have not been materially damaged by fire or other casualty, unless being or to be restored pursuant to Section 8.2 of the Deed of Trust;

(vi) no Lien for the performance of work or supplying of labor, materials or services has been filed against the Land and remain unsatisfied or unbonded; and

(vii) Borrower shall pay all Construction Costs incurred out of Borrower’s Equity until the funds for Borrower’s Equity are fully spent before any Advance by Lender to pay Construction Costs, and Lender shall have no obligation to make any Advance to pay Construction Costs until Lender has received evidence reasonably satisfactory to Lender that Borrower has paid all Construction Costs incurred prior thereto out of Borrower’s Equity. If Lender reasonably believes that the cost to complete uncompleted work on a line item of the Budget exceeds the unadvanced Loan proceeds allocated to that item in the Budget, Lender may require Borrower to pay any difference before Lender Advances additional funds for that item.

(m) Additional Matters. Borrower shall allow Lender from time to time to inspect all books and records relating to Borrower’s financial condition and to the Indebtedness, and to make and take away copies of those books and records.

(n) Conditions to the Final Advance. Lender has no obligation to make the final Advance, including any remaining retainage, unless Lender has received the following:

(i) certificates of occupancy (or their equivalent) issued by all appropriate Governmental Authorities for all portions of the Improvements;

(ii) an “as-built” Survey approved in writing by the Lender;

(iii) a written certification in the form of AIA Document G704, executed by the Contractor and the Owner, certifying (A) that Completion has occurred; (B) the date of Completion; (C) that direct connection has been made to all appropriate utility facilities; and (D) that the Improvements are ready for occupancy;

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(iv) an endorsement to the Title Policy deleting all exceptions related to “completion of the improvements”;

(v) a complete inventory certified by Borrower of the furniture, furnishings, fixtures, and equipment owned or leased by Borrower and used in the operation of the Improvements, with leased items, if any, designated as such;

(vi) evidence that there are no Liens against any of the Mortgaged Property other than Permitted Exceptions;

(vii) evidence that thirty (30) days has elapsed from the date of Completion of the Improvements, as specified in Texas Property Code §53.106;

(viii) evidence that the Improvements and their use comply fully with all applicable zoning, subdivision, building, and environmental requirements and other Legal Requirements. That evidence must include documentation establishing: (A) that the number of parking spaces available on the Land is sufficient to comply with the codes and ordinances of the city or other appropriate Governmental Authority where the Land is located; and (B) that all fire and other health and safety systems in the Improvements are installed, operational, and sufficient to comply with all applicable codes and ordinances; and

(ix) a copy of the fully executed Management Agreement and a Manager’s Consent executed by the Property Manager.

(o) Advance Not A Waiver. No Advance shall constitute a waiver of any of the conditions of Lender’s obligation to make further Advances, nor, if Borrower is unable to satisfy any condition, shall the Advance preclude Lender from then declaring that inability to be an Event of Default.

(p) Borrower’s Deposit. If Lender, at any time and from time to time, in its reasonable discretion, deems that the undisbursed proceeds of the Loan are insufficient to meet the costs of completing construction of the Improvements (plus the costs of insurance, ad valorem taxes, and other costs of the Improvements), Lender may refuse to make any additional Advances to Borrower under this Agreement until Borrower has deposited with Lender a Borrower’s Deposit sufficient to cover the deficiency that Lender deems to exist. The Borrower’s Deposit shall be disbursed by Lender to Borrower pursuant to the terms and conditions of this Agreement as if they constituted a portion of the Loan. Borrower shall deposit the amount of the Borrower’s Deposit with Lender within thirty (30) days of written demand from Lender. Unless required by Legal Requirements, Lender shall not pay interest on the Borrower’s Deposit.

(q) Advance Not An Approval. The making of any Advance or part thereof shall not be deemed an approval or acceptance by Lender of the work theretofore done. Lender may, but has no obligation to, make any Advance or part thereof during the existence of any Event of Default, but shall have the right and option to do so; provided, however, that if Lender elects to make that Advance, the making of the Advance shall not be deemed to be either a waiver of the Event of Default or of the right to demand payment of all or part of the Indebtedness and shall not constitute an obligation to make any other Advance.

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(r) Retainage. An amount equal to ten percent (10%) of the Hard Costs shall be retained by Lender and shall be paid over by Lender to Borrower as a part of the final Advance subject to the provisions of Section 2.2(n) of this Agreement; provided, however, that upon satisfactory completion of 100% of the work with respect to any subcontractor in substantial accordance with the Plans, as certified by the Architect, Lender shall permit disbursement of retainages with respect to such subcontractor. Notwithstanding any other provision hereof, there shall be no retainage for amounts under the Construction Contract for general conditions, general contractor’s fee or materials provided in connection with the Improvements.

2.3 Extension Options.Borrower shall have the option to extend the Initial Maturity Date for two (2) successive periods of twelve (12) months each (each an “Extension Option” and together, the “Extension Options”), upon the satisfaction of the conditions precedent to each such Extension Option set forth in Section 2.3(a) and Section 2.3(b) hereof. Lender shall not be obligated to grant either Extension Option until the conditions precedent to the applicable Extension Option as set forth herein are fully satisfied. The terms and provisions of this Section 2.3 (and any extension of the Initial Maturity Date pursuant hereto) shall not constitute a waiver of the requirement that any modification of the Note or any of the Loan Documents shall require the express written approval of Lender, no such approval (either expressed or implied) having been given as of the date hereof (other than as expressly set forth herein). The Extension Options granted pursuant to this Section 2.3 shall automatically expire and terminate, and shall thereafter be null and void, if Borrower does not duly elect either of such Extension Option expressly in accordance with this Section 2.3.

(a) Conditions Precedent to the First Extension. Borrower shall have the right to extend the Initial Maturity Date (the “First Extension”) until December 20, 2016 (the “First Extended Maturity Date”) upon satisfying the following conditions:

(i) the delivery by Borrower to Lender not less than forty-five (45) days prior to the Initial Maturity Date (but not more than two hundred seventy (270) days prior to Initial Maturity Date) of written notice of Borrower’s election to exercise the First Extension (which notice shall also represent and warrant that as of the date thereof there shall exist no uncured Event of Default);

(ii) Lender shall have received the current financial statements of Borrower, certified as correct in all material respects by Borrower.

(iii) for the immediately preceding three (3) month period prior to the delivery of such written notice, the ratio of Net Operating Income to Projected Debt Service, on an annualized basis, shall be 1.20 to 1.0 or greater (provided that Borrower shall have the right to prepay principal in an amount sufficient to reduce the principal balance of the Loan to a level sufficient to meet this condition);

(iv) the then current outstanding principal balance of the Loan shall not exceed sixty-seven and one-half percent (67.5%) of the then current Appraised Value (based on an “as stabilized” appraisal no older than six (6) months) (provided that Borrower shall have the right to prepay principal in an amount sufficient to reduce the principal balance of the Loan to a level sufficient to meet this condition);

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(v) execution of an extension agreement in form and substance reasonably acceptable to Lender;

(vi) the delivery by Borrower to Lender of written consent, in form and substance reasonably acceptable to Lender, to the First Extension from Guarantor (subject to the Borrower’s right to substitute the Guarantor as provided herein);

(vii) as of the Initial Maturity Date, there shall exist no uncured Event of Default;

(viii) if Lender elects to record an extension agreement, an endorsement of any existing Title Policy issued in connection herewith shall be obtained and delivered by Borrower to Lender, stating that the coverage afforded thereby, or the agreements thereunder, shall not be affected because of such extension;

(ix) Borrower shall have paid all reasonable expenses, including (without limitation) reasonable third party attorneys’ fees and legal expenses, incurred by Lender in connection with determining whether the conditions set forth in this Agreement are fully satisfied and the resulting granting of or refusal to grant the First Extension by Lender (and in connection with the preparation and execution of any documentation therefor);

(x) Borrower shall pay to Lender an extension fee in an amount equal to one quarter of one percent (.25%) of the then outstanding principal balance of the Loan plus any unadvanced portion of the Loan that Lender is obligated to fund hereunder; and

(xi) all payments to be made by Borrower to Lender in connection with the First Extension (including, without limitation, the extension fee and expenses, if applicable) shall be made in good funds immediately available to Lender, and payable as otherwise provided in the Note for principal or interest payments.

(b) Conditions Precedent to the Second Extension. Borrower shall have the right to extend the First Extended Maturity Date (the “Second Extension”) until December 20, 2017 (the “Second Extended Maturity Date”), provided, that Borrower satisfies the following conditions:

(i) Borrower’s exercise and consummation of the First Extension in accordance with Section 2.3(a) hereof;

(ii) the delivery by Borrower to Lender not less than forty-five (45) days prior to the First Extended Maturity Date (but not more than two hundred seventy (270) days prior to such First Extended Maturity Date) of written notice of Borrower’s election to exercise the Second Extension (which notice shall also represent and warrant that as of the date thereof there shall exist no uncured Event of Default);

(iii) Lender shall have received the current financial statements of Borrower and Guarantor, certified as correct in all material respects by Borrower and Guarantor;

(iv) for the immediately preceding three (3) month period prior to the delivery of such written notice, the ratio of Net Operating Income to Projected Debt Service, on an annualized basis, shall be 1.25 to 1.0 or greater (provided that Borrower shall have the right to prepay principal in an amount sufficient to reduce the principal balance of the Loan to a level sufficient to meet this condition);

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(v) the then current outstanding principal balance of the Loan shall not exceed sixty-seven and one-half percent (67.5%) of the then current Appraised Value (based on an “as stabilized” appraisal no older than six (6) months) (provided that Borrower shall have the right to prepay principal in an amount sufficient to reduce the principal balance of the Loan to a level sufficient to meet this condition);

(vi) execution of an extension agreement in form and substance reasonably acceptable to Lender;

(vii) the delivery by Borrower to Lender of written consent, in form and substance reasonably acceptable to Lender, to the Second Extension from Guarantor (subject to the right of Borrower to substitute the guarantor as provided herein);

(viii) as of the First Extended Maturity Date, there shall exist no uncured Event of Default;

(ix) if Lender elects to record an extension agreement, an endorsement of any existing Title Policy issued in connection herewith shall be obtained and delivered by Borrower to Lender, stating that the coverage afforded thereby, or the agreements thereunder, shall not be affected because of such extension;

(x) Borrower shall have paid all reasonable expenses, including (without limitation) reasonable third party attorneys’ fees and legal expenses, incurred by Lender in connection with determining whether the conditions set forth in this Agreement are fully satisfied and the resulting granting of or refusal to grant the Second Extension by Lender (and in connection with the preparation and execution of any documentation therefor);

(xi) Borrower shall pay to Lender an extension fee in an amount equal to one quarter of one percent (.25%) of the then outstanding principal balance of the Loan plus any unadvanced portion of the Loan that Lender is obligated to fund hereunder; and

(xii) all payments to be made by Borrower to Lender in connection with the Second Extension (including, without limitation, the extension fee and expenses, if applicable) shall be made in good funds immediately available to Lender, and payable as otherwise provided in the Note for principal or interest payments.

(c) If the Loan is extended pursuant to Section 2.3(a), then at all times thereafter, Borrower shall pay on each Payment Date (as defined in the Note), in addition to accrued interest as set forth in the Note, monthly payments of principal based on the outstanding principal balance of the Loan on the Initial Maturity Date (or the First Extended Maturity Date as the case may be), an interest rate of six percent (6%) per annum and a thirty (30) year amortization for the First Extension and a twenty-nine (29) year amortization for the Second Extension.

SECTION III

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to and for the benefit of Lender as follows:

3.1 Plans. The Plans are satisfactory to Borrower, are in compliance with all Legal Requirements, and, if required by Legal Requirements or any effective restrictive covenant affecting the Land, are approved by each Governmental Authority.

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3.2 Utility Services. All utility services necessary for the construction and use of the Improvements for their intended purposes are available in sufficient size and capacity for the intended use of the Property at the property line(s) of the Land for connection to the Improvements, including, without limitation, potable water, storm, sanitary sewer, electric, and telephone facilities.

3.3 No Commencement. As of the date of this Agreement, no steps to commence construction on the Land have been taken, including, without limitation, steps to clear or otherwise prepare the Land for construction or the delivery of material for use in construction of the Improvements; and no action has been taken under any contract or other agreement for construction which could give rise to a Lien.

3.4 Disclaimer of Permanent Financing. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date (as it may extended pursuant to the terms of this Agreement) or to provide Borrower with any permanent financing beyond the terms expressly stated in this Agreement.

3.5 Budget Correct. The Budget reflects Borrower’s best good faith estimate of all of the direct and indirect costs of completing the Improvements pursuant to the Plans, the Loan Documents, and all Legal Requirements.

3.6 Compliance with Zoning and Other Requirements. The current and anticipated use of the Mortgaged Property complies with applicable zoning ordinances, regulations, and restrictive covenants affecting the Land. All use and other requirements of any Governmental Authority having jurisdiction over the Property with respect to the then current condition of the Property have been satisfied. No material violation of any law exists with respect to the Property.

3.7 Experience. The principals of Borrower are knowledgeable business persons with experience in real estate transactions and real estate financing. In its transactions with Lender, Borrower and its principals have been represented by (or have had the opportunity to be represented by) legal counsel independent of Lender and independent of counsel for Lender.

3.8 No Assignment. Borrower has made no previous assignment of its interest in the Plans or any Construction Contract.

3.9 Not a Broker or Dealer. No Loan Party is a “broker” or a “dealer” within the meaning of the Securities Exchange Act of 1934, as amended from time to time, and under any rules or regulations promulgated thereunder.

3.10 Compliance with Laws. Upon completion of construction of the Improvements substantially in accordance with the Plans, the Improvements shall comply with all applicable Legal Requirements and restrictive covenants, including, without limitation, zoning laws, building codes, handicap or disability legislation, and all rules, regulations and orders relating thereto, and all Environmental Laws, and the use to which Borrower is using and intends to use the Land and Improvements complies with or shall comply with such laws, rules and governmental regulations. Borrower has obtained or applied for all consents or approvals for the construction of the Improvements and use of the Land and Improvements necessary to comply with all Legal Requirements applicable to the then current condition of the Property.

The foregoing representations and warranties, together with the representations and warranties contained in the other Loan Documents, shall be deemed to be continuing representations and warranties as long as Lender has any commitment or obligation to make any Advances under this Agreement, and as long as any of the Indebtedness remains unpaid and outstanding.

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3.11 Foreign Assets Control Regulations and Anti-Money Laundering. Borrower and each Subsidiary of Borrower is and will remain in compliance in all material respects with all United States economic sanctions laws, Executive Orders and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither Borrower nor any Subsidiary or Affiliate of Borrower (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanction laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (c) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.

3.12 Patriot Act. Borrower, each Subsidiary of Borrower, and each of their respective Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

SECTION IV

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, as long as Lender is committed to make any Advance under this Agreement, and until all instruments and agreements which condition Advances on the Lender’s discretion are fully discharged and terminated, and from then on, as long as any Indebtedness remains outstanding, Borrower shall:

4.1 Preservation of Existence, Etc. (a) Preserve and maintain its existence and preserve and maintain those rights, licenses, and privileges as are material to the business and operations conducted by it; (b) qualify and remain qualified to do business in each jurisdiction in which the Land is located and where that qualification is material to its business and operations or ownership of its properties; (c) continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year, as modified with respect to the progress of construction; and (d) from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments, and improvements.

4.2 Further Assurances; Financing Statements.

Furnish Lender, on Lender’s request and at Borrower’s expense, in form and substance satisfactory to Lender (and execute and deliver or cause to be executed and delivered), those additional pledges, assignments, mortgages, lien instruments, or other security instruments, consents,

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acknowledgments, subordinations, and financing statements covering any of the Mortgaged Property pledged, assigned, mortgaged, or encumbered under any Loan Document (of every nature and description whether now owned or later acquired by Borrower or any other Person pertaining to the Mortgaged Property), as Lender may reasonably require.

4.3 Insurance.

Obtain and maintain at Borrower’s sole expense all insurance policies required under Section 4.7 of the Deed of Trust including, without limitation, the all-risk insurance in “Builder’s Risk” (non-reporting form) during the period commencing upon commencement of vertical construction of the Improvements and continuing until Completion of construction of the Improvements.

4.4 Compliance with ERISA.

If any Loan Party or any of its Subsidiaries maintain(s) or establish(es) a Pension Plan subject to ERISA, (a) comply in all material respects with all requirements imposed by ERISA, as amended, including, but not limited to, the minimum funding requirements; (b) promptly notify Lender on the occurrence of a “reportable event” or “prohibited transaction” within the meaning of ERISA, or that the PBGC or any Loan Party has instituted or shall institute proceedings to terminate any Pension Plan, together with a copy of any proposed notice of that event that may be required to be filed with the PBGC; and (c) furnish to Lender (or cause the plan administrator to furnish Lender) a copy of the annual return (including all schedules and attachments) for each Pension Plan covered by ERISA, and filed with the Internal Revenue Service by any Loan Party not later than thirty (30) days after the report has been filed.

4.5 Compliance with Environmental Laws. Comply, and shall cause all Contractors to comply, with all Environmental Laws in connection with the work done on the Land and the construction of the Improvements.

4.6 Commencement and Completion. Cause the construction of the Improvements (a) to commence by the Commencement Date; (b) to be performed in a good and workmanlike manner, within the perimeter boundaries of the Land and within all applicable building and setback lines substantially in accordance with the Plans and all Legal Requirements; (c) to be prosecuted with diligence and continuity, except for Excusable Delays; and (d) to be completed substantially in accordance with the Plans on or before the Completion Date, free and clear of Liens other than Permitted Exceptions and Liens that have been bonded over to the satisfaction of Lender.

4.7 Advances. Receive the Advances and hold them in trust for the purpose of paying (a) the cost of construction of the Improvements, and (b) costs related to the Mortgaged Property provided for in this Agreement that are not related to construction of the Improvements, all as set forth in the Budget. Borrower shall apply the Advances promptly to the payment of the costs and expenses for which each Advance is made and shall not use any part thereof for any other purpose.

4.8 Defects and Variances. Following demand by Lender and at Borrower’s sole expense, correct any structural defect in the Improvements or any material variance from the Plans that is not approved in writing by Lender and any material variance from Legal Requirements.

4.9 Estoppel Certificates. Promptly deliver to Lender, on its request, estoppel certificates or written statements, duly acknowledged, stating the amount that has been advanced to Borrower under this Agreement and the amount due on the Note.

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4.10 Independent Consultant. Pay the reasonable fees and expenses of and reasonably cooperate with the Independent Consultant and use reasonable commercial efforts to cause the Design Professional and each Contractor to reasonably cooperate with the Independent Consultant in connection with the performance of the Independent Consultant’s duties. Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished the following items as working details: the Plans and details thereof; samples of materials; licenses; permits; certificates of public authorities; zoning ordinances; building codes; and copies of any contracts between that person and Borrower (if applicable). Borrower shall permit Lender, the Independent Consultant, and their representatives to enter on the Land and wherever else any of the Mortgaged Property is located upon reasonable notice, during normal business hours and subject to the rights of tenants for the purposes of inspecting same. Borrower acknowledges that the duties of the Independent Consultant run solely to Lender and that the Independent Consultant has no obligations or responsibilities whatsoever to Borrower, Contractor, the Design Professional, or to any of Borrower’s or Contractor’s agents, employees, contractors, or subcontractors.

4.11 Personalty and Fixtures. Deliver to Lender, as promptly as practicable after demand, any contracts, bills of sale, statements, receipted vouchers, or agreements under which Borrower claims title to any Equipment, Fixtures, or other items of personal property incorporated into the Improvements or subject to the lien of the Deed of Trust or to the security interest of the Security Agreement.

4.12 Affidavit of Commencement. Within ten (10) days after the Commencement Date, but not before construction of the Improvements has actually begun, file or cause to be filed in the appropriate records of the county in which the Land is situated, an Affidavit of Commencement duly executed by Borrower and Contractor. The date of commencement of work set forth in the Affidavit of Commencement shall not be the date of or before the date on which the Deed of Trust was recorded.

4.13 Affidavit of Completion. Within ten (10) days after construction of the Improvements has been completed, file or cause to be filed in the appropriate records in the county in which the Land is situated, an Affidavit of Completion.

4.14 Advertising by Lender. Erect and maintain on the Land, at Lender’s expense, until payment in full of the Indebtedness one or more advertising signs furnished or approved by Lender indicating that the financing for construction of the Improvements has been furnished by Lender.

4.15 Approval of Lease Form Required. Borrower shall utilize the form of tenant lease approved by Lender prior to the date hereof in leasing all or any part of the Land or Improvements, subject only to non-material changes made on a lease-by-lease basis.

4.16 Correcting Defects. Correct: (a) any structural defect in the Improvements; (b) any material departure from the Plans not approved in writing by the Lender; (c) other than the Permitted Exceptions, any encroachment by any part of the Improvements or any other structures or improvements over or on any set-back line, easement, adjoining property, or other restricted area; (d) other than the Permitted Exceptions, any encroachment of any adjoining structure on the Land which any Survey or inspection reflects; and (e) any material non-compliance with any Legal Requirement. The making of any Advance by Lender shall not constitute a waiver of Lender’s right to require compliance with this Section 4.16.

4.17 Safe Storage. Store all equipment, supplies, and materials not affixed to or incorporated into the Improvements on the Land or in a bonded warehouse reasonably acceptable to Lender, in each case under adequate safeguard to minimize the possibility of loss, theft, damage, or commingling with other property. On Lender’s request, Borrower shall furnish an inventory of all equipment, supplies, and materials stored off the Land, specifying their location.

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4.18 Reserved.

4.19 Reserved.

4.20 Cash Collateral. On or prior to any advance subsequent to the Initial Advance, cause Guarantor to deposit and maintain in an interest bearing account (the “Deposit Account”) at Lender the amount of $1,200,000.00; provided, however, that such amount shall be reduced to (i) $500,000.00 upon the Completion of Construction of the Improvements free of all Liens except for Permitted Exceptions, and (ii) zero (0) at such times as, for the immediately preceding three (3) month period from the date of determination, the ratio of Net Operating Income to Projected Debt Service, on an annualized basis, shall be 1.20 to 1.0 or greater. The Deposit Account shall be under the sole dominion and control of Lender and Lender shall have a first priority security interest in the Deposit Account to secure payment of the Indebtedness and performance of the Obligations. Except for reductions expressly set forth above, Guarantor shall not be entitled to withdraw any funds from the Deposit Account except as permitted by Lender in its sole discretion.

4.21 Single Purpose Entity. Be a single purpose entity the only business of which is the financing, ownership, maintenance and operation of the Mortgaged Property and other assets directly related to the operation of the Mortgaged Property, and always be in compliance with Section     of its Agreement of Limited Liability Company Agreement, and cause Operating Member (as defined in the Deed of Trust) to be a single purpose entity the only business of which is its ownership of the partnership interests in Borrower, and cause Operating Member to always be in compliance with Section     of its limited liability agreement.

4.22 Management Agreement. Provide Lender with a copy of the fully executed Management Agreement and a Manager’s Consent executed by the Property Manager no later than 90 days before substantial completion of the Improvements. Pay the Property Manager only the fees and expenses expressly set forth in the Management Agreement. Borrower covenants and agrees that now and hereafter (i) the fee due under the Management Agreement and the terms and provisions of the Management Agreement are subordinate to the Deed of Trust and Property Manager shall attorn to Lender, (ii) Borrower shall not amend or modify any material term (or consent to the amendment or modification of any material term) or terminate, cancel, renew or extend the Management Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, (iii) Borrower shall not enter into any material agreement relating to the management of the Mortgaged Property with Property Manager or any other party without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, (iv) as a condition to Lender’s consent to the appointment of a new manager, such new manager and Borrower shall execute a Manager’s Consent, and (v) Borrower shall reimburse Lender on demand for all of Lender’s reasonable, actual out-of-pocket costs incurred in processing Borrower’s request for consent to new property management arrangements. After stabilization, Borrower shall not pay any management fees to the Property Manager in excess of three percent (3%) of the gross revenue from the Mortgaged Property.

4.23 “As Built” Plans and Specifications. Provide Lender with a complete set of “as built” plans and specifications for the Improvements, certified as accurate by each Contractor no later than one hundred twenty (120) days after substantial completion of the Improvements.

4.24 Affidavit of Bills Paid. Provide Lender with an affidavit of bills paid in the form of AIA Document G706 executed by each Contractor and any other Person the Lender reasonably requires no later than fifteen (15) days after Borrower’s receipt of the final Advance.

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SECTION V

NEGATIVE COVENANTS

Borrower covenants and agrees that, as long as Lender is committed to make any Advance under this Agreement and until all instruments and agreements evidencing the Indebtedness that require payment on demand or that condition Advances on the Lender’s discretion are fully discharged and terminated, and from then on, as long as any of the Indebtedness remains outstanding or any of the Obligations remain unsatisfied, Borrower shall not and shall not allow any Loan Party within its control or under common control to, without the prior written consent of the Lender:

5.1 No Changes. Amend, alter, or change (pursuant to change order, amendment, or otherwise) the Plans, the Development Agreement or any Construction Contract unless those changes have been approved in advance in writing by Lender, by all applicable Governmental Authorities, by any party to a purchase or construction contract with a right of approval, and by each surety under payment or performance bonds covering any Construction Contract or any other contract for construction of all or a portion of the Improvements. Notwithstanding anything in this Agreement to the contrary, Borrower shall be allowed to make changes to the Plans on and subject to the following conditions and requirements without the consent or approval of Lender:

(a) any single change shall not increase the Construction Costs by more than $50,000.00;

(b) all changes, including the currently requested change and all prior changes shall not increase the Construction Costs in the aggregate, by more than $500,000.00;

(c) any change, by itself and when considered with all prior changes, shall not, in Lender’s reasonable discretion, cause or be likely to cause the Completion to occur after the Completion Date;

(d) any change, or all changes in the aggregate, shall not relate to any structural components of the Improvements and shall not adversely affect, in Lender’s reasonable discretion, the value, structural integrity, utility, or appearance of the Improvements;

(e) the change does not result in Borrower being required to make a Borrower’s Deposit that Borrower does not make in an amount sufficient to cover all costs associated with the requested change and all increases in the Construction Costs of the Improvements anticipated by those changes, as determined by Lender in its reasonable discretion; and

(f) the change has been approved by, to the extent applicable, any party to a purchase or construction contract with a right of approval and all Governmental Authorities.

Prior to Borrower making any change that does not satisfy the conditions set forth subsections (a) through (e) above, Borrower shall submit to Lender, the Independent Consultant, and the applicable Contractor the requested change, together with changes in the Plans necessary to accomplish that change, a certificate of the applicable Design Professional, and a change order to the Construction Contract reflecting that change; and Lender shall have received the approval of that change by the Independent Consultant as well as the approved and signed change order from the applicable Contractor reflecting the increase in cost of construction of the Improvements; and Borrower shall have received Lender’s written approval.

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The Budget may be revised, whether as a result of a change described above or otherwise, upon the request of Borrower with Lender’s consent, which consent may be withheld or granted in Lender’s sole and absolute discretion, except as otherwise set forth in this Section 5.1 with respect to changes to the Plans and/or Construction Contract; provided, however, if Lender approves a change pursuant to the provisions of this Agreement, the Budget shall be deemed revised to the extent of the adjustments in costs contemplated by such change; provided further, if Borrower make a Borrower’s Deposit, the Budget shall be deemed revised to the extent necessary to account for the increased costs giving rise to the Borrower’s Deposit Notwithstanding the foregoing, the Budget may be changed without Lender’s consent upon delivery to Lender of a written notice describing in detail such change if such change is in a manner consistent with one or more of the following: (i) a change to the Plans and/or Construction Contract approved by Lender, or (ii) the reallocation of the Contingency Line Item that is permitted under this Agreement or made in connection with a change permitted under this Agreement, or (iii) a change to the Plans and/or Construction Contract requiring additional funds if such funds are provided by Borrower.

5.2 OFAC. Fail to comply with the laws, regulations and executive orders referred to in Section 3.11 and Section 3.12.

SECTION VI

EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence or existence of any one or more of the following conditions or events shall constitute an “Event of Default” hereunder:

(a) the occurrence of any “Event of Default,” as defined in the Deed of Trust; or

(b) the construction of the Improvements is (i) discontinued, at any time, for a period of thirty (30) or more consecutive days other than discontinuances resulting from Excusable Delays; or (ii) not completed by the Completion Date; or

(c) if Borrower is unable to satisfy any condition precedent to Borrower’s right to receive Advances under this Agreement for a period in excess of thirty (30) days after Lender’s refusal to make an Advance, unless Borrower is diligently pursuing the satisfaction of such condition and such condition is fulfilled within ninety (90) days after Lender has refused to make such Advance

6.2 Remedies.

(a) The remedies available to Lender under Section 7 of the Deed of Trust are fully incorporated herein by reference as if they were listed in this Section 6.2. On the occurrence of an Event of Default and during the continuation thereof, Lender may, in its sole discretion, exercise any one or more remedies available to it under the Deed of Trust, this Agreement, the other Loan Documents, or at law or in equity.

(b) Lender may, without waiving any Event of Default, advance Loan proceeds to correct Borrower’s violation, including, without limitation, advancing Loan proceeds to complete construction of the Improvements. Any Loan proceeds advanced may, at Lender’s sole

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option, be evidenced by the Note or constitute Indebtedness of Borrower to Lender payable on demand, bearing interest at the Default Rate from the date advanced by Lender. All such demand indebtedness is a part of the Indebtedness and is secured by the liens and security interests of the Loan Documents. The foregoing rights and remedies are in addition to any other rights, remedies and privileges Lender may otherwise have or that may be available to it, whether under this Agreement, any other Loan Document, by law, or otherwise.

6.3 Discretionary Credit and Credit Payable On Demand. To the extent that any of the Indebtedness is payable on demand, nothing contained in this Agreement or any other Loan Document, shall prevent Lender from making demand, without notice and with or without reason, for immediate payment of all or any part of that demand Indebtedness whether or not an Event of Default has occurred or exists. If a demand is made under the provisions of this Section 6.2 in relation to any portion of the Indebtedness, Lender may terminate any commitment by Lender to make any further Advances to Borrower under this Agreement or otherwise. If any Loan Document authorizes the Lender, in its discretion, to make or to decline to make financial accommodations to Borrower, nothing contained in this Agreement or any other Loan Document shall limit or impair that discretion or otherwise obligate the Lender to make any such financial accommodation.

6.4 Completion of the Improvements. Lender may, upon the occurrence of, an Event of Default and during the continuation thereof, in addition to any rights or remedies available to it hereunder or under the other Loan Documents, enter into possession of the Mortgaged Property and perform all work and labor necessary to complete the Improvements in accordance with the Plans. All amounts expended by Lender under this Section 6.4 are deemed to have been disbursed to Borrower as Loan proceeds and secured by the Deed of Trust. For this purpose, Borrower constitutes and appoints (which appointment is coupled with an interest and is irrevocable) Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution to complete the Improvements in the name of Borrower. Borrower empowers Lender, acting as Borrower’s attorney-in-fact, as follows: to use any funds of Borrower, including, without limitation, any balance that may be held in escrow, any Borrower’s Deposit, and any funds that may remain unadvanced under this Agreement for the purpose of completing the Improvements in the manner called for by the Plans; to make those additions, changes, and corrections in the Plans that are necessary or desirable to complete the Improvements in the manner contemplated by the Plans; to continue any existing Construction Contracts or subcontracts; to employ such contractors, subcontractors, agents, design professionals, and inspectors that are required for those purposes; to pay, settle, or compromise all existing bills and claims that are or may be Liens, or that may be necessary or desirable for the Completion of the work or the clearing of title; to execute all the applications and certificates in the name of Borrower that may be required by any Construction Contract; and to perform every act with respect to the construction of the Improvements that Borrower could do on Borrower’s own behalf. Lender, acting as Borrower’s attorney-in-fact, may prosecute and defend all actions or proceedings in connection with the Mortgaged Property and to take any action and require any performance that is deemed necessary.

SECTION VII

ASSIGNMENTS

7.1 Assignment of Construction Contract. As additional security for the payment of the Indebtedness, Borrower transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations, in, under, and to each Construction Contract on the following terms and conditions:

(a) Borrower represents and warrants that the copy of each Construction Contract Borrower has furnished or shall furnish to Lender is or shall be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff, or encumbrance;

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(b) neither this assignment nor any action by Lender constitutes an assumption by Lender of any obligations under any Construction Contract. Borrower shall be liable for all obligations of Borrower under any Construction Contract. Borrower shall perform all of its obligations under each Construction Contract. Borrower agrees to indemnify, defend, and hold Lender harmless from any loss, cost, liability, or expense (including, without limitation, attorney’s fees) resulting from any failure of Borrower to perform all of its obligations under each Construction Contract;

(c) during the continuance of an Event of Default, Lender may take in its name or in the name of Borrower any action that Lender determines to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender under any Construction Contract. Lender shall incur no liability if any action so taken by it or in its behalf is inadequate or invalid. Borrower shall indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including, but not limited to, reasonable attorney’s fees) incurred in connection with such action;

(d) during the continuance of an Event of Default, Borrower irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s or Lender’s name, to enforce all rights of Borrower under each Construction Contract. That appointment is coupled with an interest and is irrevocable;

(e) at all times other than during the continuance of an Event of Default, Borrower may exercise its rights as owner under each Construction Contract; provided, however, that Borrower shall not cancel or amend any Construction Contract, except as otherwise permitted by this Agreement, or do or suffer to be done any act that would impair the security constituted by this assignment without the prior written consent of Lender; and

(f) this assignment shall inure to the benefit of Lender, Lender’s successors, Lender’s assigns, any purchaser on foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property, and any entity Affiliated with Lender that assumes Lender’s rights and obligations under this Agreement.

7.2 Assignment of Plans. As additional security for the Indebtedness, Borrower transfers and assigns to Lender all of Borrower’s right, title, and interest in and to the Plans and represents, warrants, and agrees with Lender as follows:

(a) each schedule of the Plans delivered or to be delivered to Lender is a complete and accurate description of the Plans in all material respects as of such date;

(b) the Plans, to the best of Borrower’s knowledge, are complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule. Except as otherwise permitted under this Agreement, the Plans shall not be modified without the prior written consent of Lender;

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(c) Lender may use the Plans for any purpose relating to the Improvements, including, without limitation, construction inspections and the Completion of the Improvements;

(d) Lender’s acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. Lender has no duty to inspect the Improvements. If Lender inspects the Improvements, Lender has no liability or obligation to Borrower or any other party arising out of that inspection. No inspection nor any failure by Lender to make objections after an inspection is a representation by Lender that the Improvements conform with the Plans or any other requirement, nor is it a waiver of Lender’s right to insist that the Improvements be constructed pursuant to the Plans or any other requirement; and

(e) this assignment shall inure to the benefit of Lender, Lender’s successors, and Lender’s assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property, and any entity Affiliated with Lender that assumes Lender’s rights and obligations under this Agreement.

SECTION VIII

LENDER’S DISCLAIMERS - BORROWER’S INDEMNITIES

8.1 No Obligation by Lender to Construct. Lender has no liability or obligation in connection with the Land, Improvements, or the development, construction, completion, or work performed on or in connection with them. Lender’s sole obligation is to disburse the Loan proceeds to the extent required under this Agreement. Lender is not obligated, not liable, and under no circumstances shall Lender be or become liable (a) to inspect the Improvements; (b) for the performance or default of any contractor or subcontractor; (c) for any failure to construct, complete, protect, or insure all or part of the Mortgaged Property; (d) for the payment of any cost or expense incurred in connection therewith; or (e) for the performance or nonperformance of any obligation of any Loan Party to Lender or, without limitation, any other person, firm, or entity. No action or statement by Lender, including, without limitation, any disbursement of Loan proceeds, disbursement of Borrower’s Deposit, or acceptance of any document or instrument, is or shall be construed as an express or implied representation or warranty on Lender’s part.

8.2 No Obligation by Lender to Operate. Notwithstanding any term or condition of any of the Loan Documents to the contrary, Lender has no, and by its execution and acceptance of this Agreement expressly disclaims, any obligation or responsibility for the management, conduct, or operation of the business and affairs of any Loan Party. Any term or condition of the Loan Documents that permits Lender to disburse funds, whether from the proceeds of the Loan, Borrower’s Deposit, or otherwise, or to take or refrain from taking any action with respect to any Loan Party, the Mortgaged Property, or any other collateral for repayment of the Loan, is solely to permit Lender to audit and review the management, operation, and conduct of the business and affairs of any Loan Party, and to maintain and preserve the security given to Lender for the Loan, and may not be relied on by any other Person. Further, Lender has no, has not assumed any, and by its execution and acceptance of this Agreement expressly disclaims any, liability or responsibility for the payment or performance of any indebtedness or obligation of any Loan Party and no term or condition of the Loan Documents shall be construed otherwise.

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8.3 Borrowers Indemnity. BORROWER HEREBY INDEMNIFIES AND AGREES TO DEFEND, PROTECT, AND HOLD HARMLESS LENDER, LENDER’S PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND THE TRUSTEE UNDER THE DEED OF TRUST FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY’S FEES AND EXPENSES), ACTIONS, PROCEEDINGS, CLAIMS, OR DISPUTES INCURRED OR SUFFERED BY THE FOREGOING PARTIES SO INDEMNIFIED WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF ANY PARTY SO INDEMNIFIED OR ARISING IN STRICT LIABILITY BUT SPECIFICALLY EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED (COLLECTIVELY, “LOSSES”), IN RESPECT OF THE FOLLOWING:

(a) ANY THIRD PARTY LITIGATION CONCERNING THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF BORROWER OR LENDER THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY BORROWER OR LENDER, WHETHER OR NOT THAT LITIGATION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT;

(b) ANY DISPUTE, INCLUDING DISPUTES AS TO THE DISBURSEMENT OF PROCEEDS OF THE NOTE NOT YET DISBURSED, AMONG OR BETWEEN ANY LOAN PARTY OR OTHER PARTNERS OR VENTURERS OF BORROWER IF BORROWER IS A GENERAL OR LIMITED PARTNERSHIP, OR AMONG OR BETWEEN ANY EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, OR MANAGERS OF BORROWER IF BORROWER IS A CORPORATION, LIMITED LIABILITY COMPANY, OR PARTNERSHIP, OR AMONG OR BETWEEN ANY MEMBERS, TRUSTEES, OR OTHER RESPONSIBLE PARTIES IF BORROWER IS AN ASSOCIATION, TRUST, OR OTHER ENTITY;

(c) ANY ACTION TAKEN OR NOT TAKEN BY LENDER OR TRUSTEE THAT IS ALLOWED OR PERMITTED UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO BORROWER, THE MORTGAGED PROPERTY, ANY LOAN PARTY, OR OTHERWISE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; AND

(d) ANY ACTION BROUGHT BY LENDER AGAINST BORROWER UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, WHETHER OR NOT THAT ACTION IS PROSECUTED TO A FINAL, NON-APPEALABLE JUDGMENT (BUT ONLY IF LENDER IS THE PREVAILING PARTY).

LENDER MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES, AND RECOURSES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND TO ADVISE AND DEFEND LENDER WITH RESPECT TO THOSE ACTIONS AND OTHER MATTERS. BORROWER SHALL REIMBURSE LENDER FOR ITS REASONABLE THIRD PARTY ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) WITHIN THIRTY (30)

Construction Loan Agreement	Page 34

DAYS FOLLOWING RECEIPT OF WRITTEN DEMAND FROM LENDER, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED. ALL OTHER REIMBURSEMENT AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY LENDER. ANY PAYMENTS NOT MADE WITHIN THIRTY (30) DAYS AFTER WRITTEN DEMAND FROM LENDER SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE OF THAT DEMAND UNTIL FULLY PAID. THE PROVISIONS OF THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, THE RELEASE OF THE LIEN OF THE DEED OF TRUST, ANY FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE), THE TRANSFER BY BORROWER OF ANY OF ITS RIGHTS, TITLE, AND INTERESTS IN OR TO THE PROPERTY, AND THE EXERCISE BY LENDER OF ANY OR ALL REMEDIES SET FORTH IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT. THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT OF LOSSES ARISING FROM LENDER’S OR ANY OTHER INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH.

8.4 No Agency. Nothing in this Agreement shall make or constitute Lender as the agent of any Loan Party in making payments pursuant to any construction contracts or subcontracts entered into by any Loan Party for construction of the Improvements or otherwise. The purpose of all requirements of Lender under this Agreement is solely to allow Lender to check and require documentation (including, without limitation, lien waivers) sufficient to protect Lender and the Loan contemplated under this Agreement. Borrower may not rely on any procedures required by Lender. Borrower has sole responsibility for constructing the Improvements and paying for the work done in accordance therewith. Borrower has solely, on Borrower’s own behalf, selected or approved each contractor, subcontractor, and materialman. Lender has no responsibility for the quality of the materials or workmanship of those persons or entities.

SECTION IX

MISCELLANEOUS

9.1 Taxes and Fees. Unless otherwise prohibited by applicable law, should any tax (other than a tax based on the net income of Lender), recording fee, or filing fee become payable in respect of any Loan Document, any of the Mortgaged Property, any of the Indebtedness, or any amendment, modification, or supplement to the Loan Documents, Mortgaged Property, or Indebtedness, Borrower shall pay and hold Lender harmless for those taxes (or, on demand, reimburse Lender), together with any interest and penalties.

9.2 Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS

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TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES CONTAINED IN THE SIGNATURE PAGE OF THIS AGREEMENT.

9.3 Inspections of Mortgaged Property; Fees. Lender may, from time to time, inspect the books and records related to the Mortgaged Property; provided, however, that those inspections shall be conducted not more frequently than one (1) time in any calendar year unless an Event of Default has occurred and is continuing. Borrower agrees to reimburse Lender, on demand, for customary and reasonable fees and costs incurred by Lender for such inspections and for each appraisal of the Mortgaged Property acquired (i) to determine the Appraised Value in connection with the exercise of an extension option, (ii) at any time during the continuance of any Event of Default, or (iii) as required by any applicable Governmental Authority.

9.4 Costs and Expenses. Borrower shall pay Lender, on demand, all costs and expenses, including, without limitation, reasonable third party attorney’s fees and legal expenses incurred by Lender in perfecting, revising, protecting, or enforcing any of its rights or remedies against any Loan Party or any Mortgaged Property, or otherwise incurred by Lender in connection with any Event of Default or the enforcement of the Loan Documents or the Indebtedness. Following Lender’s demand for the payment of those costs and expenses, and until they are paid in full, the unpaid amount of those costs and expenses shall constitute Indebtedness and shall bear interest at the Default Rate.

9.5 Notices. Whenever any notice is required or permitted to be given under the terms of this Agreement, the same shall, except as otherwise expressly provided for in this Agreement, be effective when given in accordance with the terms and provisions of Section 12.5 of the Deed of Trust.

9.6 Further Action. Borrower, from time to time, on written request of Lender, shall promptly make, execute, acknowledge, and deliver, or cause to be made, executed, acknowledged, and delivered, all those further and additional instruments, and promptly take all further action as may be reasonably required to carry out the intent and purpose of the Loan Documents, and to provide for the Loan thereunder and payment of the Note, according to the intent and purpose expressed in those agreements.

9.7 Successors and Assigns; Participation. This Agreement is binding on and shall inure to the benefit of Borrower and Lender and their respective successors and assigns. The foregoing shall not authorize any assignment or transfer by Borrower, of any of its respective rights, duties, or obligations under this Agreement, those assignments or transfers being expressly prohibited except for Permitted Dispositions (as defined in the Deed of Trust). Lender, however, may from time to time (i) sell participations in the Loan and the Loan Documents at any time, and (ii) assign its rights and obligations under the Loan Documents in accordance with Section 9.20(c). Lender may disclose to that assignee or participant (or proposed assignee or participant) any financial or other information in its knowledge or possession regarding any Loan Party or the Indebtedness.

9.8 Indulgence. No delay or failure of Lender in exercising any right, power, or privilege under this Agreement or under any of the Loan Documents shall affect that right, power, or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power, or privilege available to Lender. The rights and remedies of Lender under this Agreement are cumulative and are not exclusive of any other rights or remedies of Lender.

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9.9 Amendment and Waiver. No amendment or waiver of any provision of any Loan Document, nor consent to any departure from a Loan Document by any Loan Party, is effective unless it is in writing and signed by Lender and the affected Loan Party, and that waiver or consent is effective only in the specific instance(s) and for the specific time(s) and purpose(s) for which they are given.

9.10 Severability. If any one or more of the Obligations of any Loan Party under any Loan Document is declared invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining Obligations of that Loan Party shall not in any way be affected or impaired, and that invalidity, illegality, or unenforceability in one jurisdiction shall not affect the validity, legality, or enforceability of the Obligations of the Loan Party under any Loan Document in any other jurisdiction.

9.11 Headings and Construction of Terms. The headings of the various subsections of this Agreement are for convenience of reference only and shall in no way modify or affect any of the terms or provisions of this Agreement. Where the context in this Agreement requires, the singular number shall include the plural, and any gender shall include any other gender.

9.12 Independence of Covenants. Each covenant under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by that covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of any Event of Default.

9.13 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, indemnities, representations, and warranties of any Loan Party made in this Agreement and any other Loan Document, or in any certificate, report, financial statement, or other document furnished by or on behalf of any Loan Party in connection with any Loan Document, may be relied on by Lender, notwithstanding any investigation made by Lender or on Lender’s behalf, and those covenants, agreements, indemnities, representations, and warranties (together with any other indemnities of Borrower contained elsewhere in any Loan Document) shall survive the termination of this Agreement and the repayment in full of the Indebtedness.

9.14 Effective On Execution. This Agreement is effective on the execution of this Agreement by Lender and Borrower, and shall remain effective until the Indebtedness under this Agreement, the Note, and the related Loan Documents has been repaid and discharged in full and no commitment to extend any credit under this Agreement (whether optional or obligatory) remains outstanding.

9.15 Time of Essence. Time shall be of the essence for each provision of this Agreement of which time is an element.

9.16 No Third Party Beneficiaries. The benefits of this Agreement shall not inure to any third party. This Agreement shall not make or render Lender liable to any materialmen, subcontractors, contractors, laborers, or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to those persons or entities against Borrower. Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower, Contractor and any of Borrower’s other contractors or subcontractors. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties to this Agreement, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims, or causes of action against Lender or any of its officers, directors, agents, or employees in favor of any contractor, subcontractor, supplier of labor or materials, any of their respective creditors, or any other person or entity other than Borrower. Without

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limiting the generality of the foregoing, Advances made to any contractor, subcontractor, or supplier of labor or materials, pursuant to any requests for Advances (whether or not that request is required to be approved by Borrower) is not a recognition by Lender of the third-party Lender status of that person or entity.

9.17 Standard of Conduct of Lender. Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment. Unless otherwise provided herein, Lender shall act, in the context of the granting or withholding of any Advance or consent under this Agreement or any other Loan Document, in a commercially reasonable manner under the circumstances.

9.18 No Partnership. Nothing contained in this Agreement shall be construed in any manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

9.19 Conflicts. If any of the terms, conditions, or provisions of any of the other Loan Documents are inconsistent with or in conflict with any of the terms, conditions, or provisions of this Agreement, the applicable terms, conditions, and provisions of this Agreement shall govern and control.

9.20 Permitted Successors and Assigns; Disclosure of Information.

(a) Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender in accordance with Section 9.7, and all Persons claiming under or through any of them.

(b) Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants in accordance with Section 9.7; provided, however, (i) Borrower shall not be responsible for any cost or expense in connection with any sale or participation, and (ii) in connection with any participation, Lender shall remain as the “lead bank” and Borrower shall not be obligated to communicate or provide financial information to any participant. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals, or Guarantor, to any actual or

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prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

9.21 Exhibits and Schedules. The following Exhibits, and Schedules are attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement for all purposes:

Exhibits:
Exhibit A	Legal Description of the Land
Exhibit B	Survey Requirements and Certificate
Exhibit C	Budget
Exhibit D	Affidavit of Commencement
Exhibit E	Affidavit of Completion
Exhibit F	Form of Request for Advance

Schedules:
Schedule 1	Materials Stored off Site

9.22 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LENDER AND BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.22.

9.23 Oral Agreements Ineffective. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.24 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

9.25 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS

Construction Loan Agreement	Page 39

WITNESS the due execution of this Agreement as of the day and year first above written.

LENDER:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/S/ Robert N. Delph
Robert N. Delph, Executive Vice President

Address:	2000 McKinney Avenue
Suite 700
Dallas, Texas 75201
Attn:	Mr. Robert N. Delph
Facsimile No.:	(214) 932-6607

Construction Loan Agreement	Signature Page 1

BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTION 8.3 OF THIS AGREEMENT) WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY BORROWER OF LENDER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER’S OWN NEGLIGENCE OR WHICH ARISE IN STRICT LIABILITY.	BORROWER: GGT TRG GRAND LAKES TX, LLC, a Delaware limited liability company
	By:	TRG Grand Corner, L.P., a Delaware limited partnership, its operating member
		By:	TRG – Grand Corner GP, LLC, a Delaware limited liability company, its general partner
			By:	/S/ Brian J. Tusa
Brian Tusa, President
Address for Borrower: 3100 Monticello, Suite 900 Dallas, Texas 75205 Attn: Brain Tusa Facsimile No.: (214) 468-4114

With a copy to: Stutzman, Bromberg, Esserman & Plifka 2323 Bryan Street, Suite 2200 Dallas, Texas 75201 Attention: John Reoch Telecopy No. (214) 969-4999
With a copy to: GGT TRG Grand Lakes TX, LLC c/o Global Growth Trust, Inc. 450 South Orange Avenue Orlando, Florida 32801 Attention: Holly J. Greer, Esq. General Counsel

Construction Loan Agreement	Signature Page 2

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT B

SURVEY REQUIREMENTS AND CERTIFICATE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT C

BUDGET

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT D

AFFIDAVIT OF COMMENCEMENT

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT E

AFFIDAVIT OF COMPLETION

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT F

REQUEST FOR ADVANCE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT G

FORM OF MANAGER’S CONSENT

ASSIGNMENT OF MANAGEMENT AGREEMENT

[Omitted as not necessary to an understanding of the Agreement]

Construction Loan Agreement